AMENDMENT NO. 1 TO THE
CENTURY ALUMINUM COMPANY
2009-2011 LONG-TERM TRANSFORMATIONAL INCENTIVE PLAN (LTTIP)
(Adopted Effective January 1, 2009)

WHEREAS, Century Aluminum Company (the “Company”) adopted and maintains the Century Aluminum Company 2009-2011 Long-Term Transformational Incentive Plan (LTTIP), adopted effective January 1, 2009 (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) is authorized to amend the Plan under Section 6.B of the Plan; and

WHEREAS, the Committee desires to amend the Plan as set forth herein.

NOW, THEREFORE, effective as of the date hereof, the Plan shall be amended as follows:

1.  Section 5.D.I. of the Plan is hereby modified to read as follows:

Notwithstanding anything set forth in Section 6.B. hereof to the contrary, upon a Change in Control of the Company, all outstanding LTTIP Awards shall become Earned Annual US Bonus Pool Awards and/or Earned Annual Iceland Bonus Pool Awards, as applicable, and any amounts remaining in the US Bonus Pool and/or the Iceland Bonus Pool shall be distributed to the Participants in proportion to each Participant’s respective Target US Bonus Pool Awards and Target Iceland Bonus Pool Awards.  Payment of such Earned Annual US Bonus Pool Awards and/or Earned Annual Iceland Bonus Pools Awards shall be made as soon as practicable but not later than 2 ½ months after the Change in Control of the Company (or, as specified in Section 12, within such other time period as may be required under Section 409A).

2.  Except as amended hereby, the Plan shall remain in full effect.

IN WITNESS WHEREOF, the Committee has caused this Amendment No. 1 to the Plan to be executed this 2nd day of June, 2011, to be effective immediately.

CENTURY ALUMINUM COMPANY COMPENSATION COMMITTEE

/s/ Peter Jones
By: Peter Jones
Title: Committee Chairperson